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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-131311) pertaining to the 1999 Long-Term Incentive Plan, the 1999 Non-Employees' Stock Plan, and the 2005 Long-Term Incentive Plan of Traffic.com, Inc. of our report dated March 10, 2006 with respect to the consolidated financial statements of Traffic.com, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2005.

                      /s/ Ernst & Young LLP

Philadelphia, PA
March 23, 2006

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Consent of Independent Registered Public Accounting Firm